UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2006

EATWARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2006, we entered into an agreement among our company, Glory Team Industrial Limited and Eddie Chou Si Hou, whereby we agreed to transfer all right, title and interest we had in the name “Eatware” to Glory Team Industrial Limited in consideration of the cancellation of all of the 12,000,000 shares of common stock currently held by Glory Team Industrial Limited in the capital of our company. We also agreed to change our name from “Eatware Corporation” to another name which does not include the word “Eatware”.

The right to use the name “Eatware” was licensed to our wholly owned subsidiary, Starmetro Group Ltd., which we acquired in 2006, by Glory Team Industrial Limited.

Item 9.01.	Financial Statements and Exhibits.

10.1             Agreement dated effective November 13, 2006 with Glory Team Industrial Limited and Eddie Chou Si Hou.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATWARE CORPORATION

By: /s/ Eddie Chou Si Hou

Eddie Chou Si Hou

CEO and a Director

Dated: November 17, 2006